Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 — 7544

(Name, address and telephone number of agent for service)

Global Partners LP

GLP Finance Corp.

(Exact name of obligor as specified in its charter)

Delaware	74-3140887
Delaware	20-8314983
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

SEE TABLE OF ADDITIONAL GUARANTORS

Copies To:

P.O. Box 9161

800 South St.

Waltham, Massachusetts 01454-9196

(781) 894-8800

6.25% Senior Notes due 2022

(Title of the Indenture securities)

GUARANTORS(1)

Exact Name of Registran Guarantor	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Global Operating LLC	Delaware	74-3140890
Global Companies LLC	Delaware	04-3443029
Glen Hes Corp.	Delaware	04-3540423
Global Montello Group Corp.	Delaware	04-3443028
Chelsea Sandwich LLC	Delaware	04-3443027
Global Energy Marketing LLC	Delaware	36-4652597
Alliance Energy LLC	Massachusetts	04-3082096
Bursaw Oil LLC	Massachusetts	04-1137410
Global Energy Marketing II LLC	Delaware	36-4745418
Global CNG LLC	Delaware	46-2328218
Cascade Kelly Holdings LLC	Oregon	27-1455470
Global Partners Energy Canada ULC	Alberta, Canada	N.A.
Warren Equities, Inc.	Delaware	05-0352363
Warex Terminals Corporation	New York	14-1470268
Drake Petroleum Company, Inc.	Massachusetts	04-2236089
Puritan Oil Company, Inc.	New Jersey	21-0647639
Maryland Oil Company, Inc.	Delaware	52-2173087

(1)         The address for each Guarantor is P.O. Box 9161, 800 South Street, Waltham, Massachusetts 02454-9161, and the telephone number for each additional registrant is (781) 894-8800.

Item   1.   General Information.

Furnish the following information as to the trustee.

(a)                                       Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item   2.   Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3. -15.                                 Not Applicable

Item  16.                                               List of Exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No 333-201810.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of December 31, 2014, copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 3rd day of March, 2015.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng
By:	Name: Carol Ng
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623

FFIEC 031
Page 16 of 79
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	104,000	1.a
b. Interest-bearing balances (2)			0071	23,816,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	26,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	12,910,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	15,683,000			4.b
c. LESS: Allowance for loan and lease losses	3123	26,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	**15,657,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	75,000	5
6. Premises and fixed assets (including capitalized leases)			2145	18,000	6
7. Other real estate owned (from Schedule RC-M)			2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	42,000	10.b
11. Other assets (from Schedule RC-F)			2160	899,000	11
12. Total assets (sum of items 1 through 11)			2170	**53,547,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page 16a of 79
RC-1a

Schedule RC—Continued

Liabilities (Dollar Amounts in Thousands)					
			RCON	Tril | Bil | Mil | Thou	
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	41,081,000	13.a
(1) Noninterest-bearing (4)	6631	21,532,000			13.a.1
(2) Interest-bearing	6636	19,549,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, part II)			2200	1,000	13.b
(1) Noninterest-bearing	6631	1,000			13.b.1
(2) Interest-bearing	6636	0			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (5)			B993	2,109,000	14.a
			RCFD		
b. Securities sold under agreements to repurchase (6)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	27,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	59,000	16
17. and 18. Not applicable					

(4) Includes noninterest-bearing demand, time, and savings deposits.
(5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page 17 of 79
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou	
Liabilities—Continued			
19. Subordinated notes and debentures (1)	3200	0	19
20. Other liabilities (from Schedule RC-G)	2930	1,396,000	20
21. Total liabilities (sum of items 13 through 20)	2948	**44,673,000**	21
22. Not applicable			
Equity Capital			
Bank Equity Captal			
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	596,000	25
26. a. Retained earnings	3632	6,077,000	26.a
b. Accumulated other comprehensive income (2)	B530	-38,000	26.b
c. Other equity capital components (3)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	**8,762,000**	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	112,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	**8,874,000**	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**53,547,000**	29

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013	6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	MM / DD	
2. Bank's fiscal year-end date	8678	N/A	M.2

(1) Includes limited-life preferred stock and related surplus.
(2) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3) Includes treasury stock and unearned Employee Stock Ownership Plan shares.